Exhibit 99

NEWS RELEASE

The Progressive Corporation	Company Contact:
6300 Wilson Mills Road	Patrick Brennan
Mayfield Village, Ohio 44143	(440) 395-2370
http://www.progressive.com

PROGRESSIVE REPORTS APRIL RESULTS

MAYFIELD VILLAGE, OHIO — May 13, 2009 — The Progressive Corporation today reported the following results for April 2009:

(millions, except per share amounts and ratios)	April 2009	April 2008	Change
Net premiums written	$1,414.5	$1,414.9	0%

Net premiums earned	$1,322.2	$1,311.5	1%

Net income	$116.2	$108.9	7%

Per share	$.17	$.16	7%

Pretax net realized gains (losses) on securities	$2.6	$16.6	(84)%

Combined ratio	89.2	91.7	(2.5	) pts.

Average diluted equivalent shares	674.1	673.9	0%

(in thousands)	April 2009	April 2008	Change
Policies in Force:

Agency – Auto	4,355.9	4,431.9	(2)%

Direct – Auto	2,998.9	2,690.1	11%

Total Personal Auto	7,354.8	7,122.0	3%

Total Special Lines	3,418.8	3,209.8	7%

Total Personal Lines	10,773.6	10,331.8	4%

Total Commercial Auto	532.4	552.2	(4)%

Progressive offers insurance to personal and commercial auto drivers throughout the United States. Our Personal Lines Business writes insurance for private passenger automobiles and recreational vehicles. Our Commercial Auto Business writes primary liability, physical damage, and other auto-related insurance for automobiles and trucks owned by small businesses.

See the “Income Statements” and “Supplemental Information” for further month and year-to-date information and the “Monthly Commentary” at the end of this release for additional discussion.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

INCOME STATEMENT

April 2009

(millions – except per share amounts) (unaudited)

	Current Month	Comments on Monthly Results[1]
Net premiums written	$1,414.5

Revenues:
Net premiums earned	$1,322.2
Investment income	40.5
Net realized gains (losses) on securities	2.6
Service revenues	1.5

Total revenues	1,366.8

Expenses:
Losses and loss adjustment expenses	913.2
Policy acquisition costs	128.5
Other underwriting expenses	137.7
Investment expenses	1.1
Service expenses	1.8
Interest expense	11.2

Total expenses	1,193.5

Income before income taxes	173.3
Provision for income taxes	57.1

Net income	$116.2

COMPUTATION OF EARNINGS PER SHARE
Basic:
Average shares outstanding	669.1

Per share	$.17

Diluted:
Average shares outstanding	669.1
Net effect of dilutive stock-based compensation	5.0

Total equivalent shares	674.1

Per share	$.17

[1]

See the Monthly Commentary at the end of this release for additional discussion. For a description of our reporting and accounting policies, see Note 1 to our 2008 audited consolidated financial statements included in our 2008 Shareholders’ Report, which can be found at www.progressive.com/annualreport.

The following table sets forth the comprehensive income for the month:

Net income	$116.2
After-tax changes in:
Net unrealized gains (losses) on securities	132.4
Net unrealized gains on forecasted transactions	(.1)

Comprehensive income	$248.5

Per share	$.37

The following table sets forth the investment results for the month:

Fully taxable equivalent total return:
Fixed-income securities	1.7%
Common stocks	9.7%
Total portfolio	1.9%

Pretax recurring investment book yield	3.7%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

INCOME STATEMENTS

April 2009 Year-to-Date

(millions – except per share amounts)

(unaudited)

	Year-to-Date
	2009	2008	% Change
Net premiums written	$4,937.4	$4,905.3	1

Revenues:
Net premiums earned	$4,728.8	$4,701.5	1
Investment income	172.0	207.1	(17)
Net realized gains (losses) on securities	(70.8)	48.8	NM
Service revenues	5.0	6.0	(17)

Total revenues	4,835.0	4,963.4	(3)

Expenses:
Losses and loss adjustment expenses	3,250.2	3,420.3	(5)
Policy acquisition costs	464.7	470.2	(1)
Other underwriting expenses	515.1	520.1	(1)
Investment expenses	3.7	2.5	48
Service expenses	6.4	7.5	(15)
Interest expense	44.9	45.8	(2)

Total expenses	4,285.0	4,466.4	(4)

Income before income taxes	550.0	497.0	11
Provision for income taxes	201.3	148.7	35

Net income	$348.7	$348.3	0

COMPUTATION OF EARNINGS PER SHARE
Basic:
Average shares outstanding	668.7	670.7	0

Per share	$.52	$.52	0

Diluted:
Average shares outstanding	668.7	670.7	0
Net effect of dilutive stock-based compensation	3.8	5.7	(33)

Total equivalent shares	672.5	676.4	(1)

Per share	$.52	$.51	1

NM = Not Meaningful

The following table sets forth comprehensive income for the year-to-date period:

	2009	2008
Net income	$348.7	$348.3
After-tax changes in:
Net unrealized gains (losses) on securities	(18.6)	(260.9)
Net unrealized gains on forecasted transactions	(.9)	(1.0)

Comprehensive income	$329.2	$86.4

Per share	$.49	$.13

The following table sets forth the investment results for the year-to-date period:

	2009	2008
Fully taxable equivalent total return:
Fixed-income securities	1.1%	.1%
Common stocks	(1.6)%	(4.9)%
Total portfolio	.7%	(.7)%

Pretax recurring investment book yield	4.0%	4.6%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

April 2009

($ in millions)

(unaudited)

Current Month
	Personal Lines Business			Commercial Auto Business	Other Businesses[1]	Companywide Total
	Agency	Direct	Total
Net Premiums Written	$750.0	$487.7	$1,237.7	$174.6	$2.2	$1,414.5
% Growth in NPW	(1)%	9%	3%	(15)%	NM	0%
Net Premiums Earned	$703.2	$461.0	$1,164.2	$155.7	$2.3	$1,322.2
% Growth in NPE	(1)%	8%	2%	(9)%	NM	1%

GAAP Ratios
Loss/LAE ratio	68.4	70.1	69.1	69.3	NM	69.1
Expense ratio	20.4	19.5	20.0	21.0	NM	20.1

Combined ratio	88.8	89.6	89.1	90.3	NM	89.2

Actuarial Adjustments[2]
Reserve Decrease/(Increase)
Prior accident years						$(5.8)
Current accident year						8.5

Calendar year actuarial adjustment	$2.3	$2.8	$5.1	$(2.4)	$0	$2.7

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$(5.8)
All other development						(28.8)

Total development						$(34.6)

Calendar year loss/LAE ratio						69.1

Accident year loss/LAE ratio						66.5

Statutory Ratios
Loss/LAE ratio						69.1
Expense ratio						19.5

Combined ratio						88.6

[1]

Primarily includes professional liability insurance for community banks and Progressive’s run-off businesses. The other businesses generated an underwriting profit of $1.0 million for the month. Combined ratios and % growth are not meaningful (NM) due to the low level of premiums earned by, and the variability of loss costs in, such businesses.

[2]	Represents adjustments solely based on our corporate actuarial reviews.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

April 2009 Year-to-Date

($ in millions) (unaudited)

Year-to-Date
	Personal Lines Business			Commercial Auto Business	Other Businesses[1]	Companywide Total
	Agency	Direct	Total
Net Premiums Written	$2,596.8	$1,752.7	$4,349.5	$580.8	$7.1	$4,937.4
% Growth in NPW	(1)%	9%	3%	(12)%	NM	1%
Net Premiums Earned	$2,520.5	$1,632.1	$4,152.6	$568.0	$8.2	$4,728.8
% Growth in NPE	(1)%	7%	2%	(8)%	NM	1%

GAAP Ratios
Loss/LAE ratio	68.8	70.7	69.6	63.1	NM	68.8
Expense ratio	20.8	20.3	20.6	21.3	NM	20.7

Combined ratio	89.6	91.0	90.2	84.4	NM	89.5

Actuarial Adjustments[2]
Reserve Decrease/(Increase)
Prior accident years						$(7.8)
Current accident year						(1.7)

Calendar year actuarial adjustment	$(4.4)	$(2.6)	$(7.0)	$(2.5)	$0	$(9.5)

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$(7.8)
All other development						(4.9)

Total development						$(12.7)

Calendar year loss/LAE ratio						68.8

Accident year loss/LAE ratio						68.5

Statutory Ratios
Loss/LAE ratio						68.8
Expense ratio						20.3

Combined ratio						89.1

Statutory Surplus						$5,037.5

NM = Not Meaningful

[1]	The other businesses generated an underwriting profit of $1.7 million.
[2]	Represents adjustments solely based on our corporate actuarial reviews.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

BALANCE SHEET AND OTHER INFORMATION

(millions – except per share amounts)

(unaudited)

April 2009
CONDENSED GAAP BALANCE SHEET:[1]
Investments – Available-for-sale, at fair value:
Fixed maturities (amortized cost: $10,754.4)	$10,409.0
Equity securities:
Nonredeemable preferred stocks[2] (cost: $851.3)	953.5
Common equities[3] (cost: $287.5)	379.4
Short-term investments (amortized cost: $1,304.3)	1,304.3

Total investments[4,5]	13,046.2
Net premiums receivable	2,550.9
Deferred acquisition costs	437.6
Other assets[5]	2,502.1

Total assets	$18,536.8

Unearned premiums	$4,383.2
Loss and loss adjustment expense reserves	6,103.9
Other liabilities	1,314.1
Debt	2,176.1
Shareholders’ equity	4,559.5

Total liabilities and shareholders’ equity	$18,536.8

Common Shares outstanding	681.0
Shares repurchased – April	0
Average cost per share	$0
Book value per share	$6.70
Trailing 12-month return on average shareholders’ equity	(1.6)%
Net unrealized pretax gains (losses) on investments	$(134.5)
Increase (decrease) from March 2009	$203.7
Increase (decrease) from December 2008	$(16.3)
Debt-to-total capital ratio	32.3%
Fixed-income portfolio duration	2.9 years
Weighted average credit quality	AA+
Year-to-date Gainshare factor	.65

[1]	Loss and loss adjustment expense reserves are stated gross of reinsurance recoverables on unpaid losses of $244.5 million.
[2]	As of April 30, 2009, we held certain hybrid securities and recognized a change in fair value of $14.5 million as a realized loss during the period we held these securities.
[3]	As of April 30, 2009, we held equity options which generated a $2.3 million loss.
[4]	Includes $6.1 billion of short-term investments and U.S. Treasury securities.
[5]	Total investments excludes $32.1 million of net unsettled security transactions, which are included in “other assets” in April.

Monthly Commentary

•	The unfavorable “All other development” for the month reflected higher severity costs than originally reserved primarily in our bodily injury coverages in our personal auto products.

•

On April 9, 2009, the Financial Accounting Standards Board issued three final FASB Staff Positions (FSPs) intended to provide additional application guidance and enhanced disclosures regarding fair value measurements and impairments of securities. These FSPs will be effective for periods ending after June 15, 2009 (second quarter for calendar year companies) with early adoption permitted. We do not plan to early adopt these FSPs and are currently evaluating the potential impact of these statements on our financial condition and results of operations.

Upcoming Events

We are currently scheduled to release May results on Tuesday, June 9, 2009, after the market closes.

Our 2009 Annual Investor Relations Meeting is scheduled to be held on Thursday, June 11. To register for the Webcast and view upcoming events, visit the “Calendar of Events” page on our Web site at http://investors.progressive.com/events.aspx.

About Progressive

The Progressive Group of Insurance Companies, in business since 1937, is one of the country’s largest auto insurance groups, the largest seller of motorcycle policies and a market leader in commercial auto insurance based on premiums written.

Progressive is committed to becoming consumers’ #1 choice for auto insurance by providing competitive rates and innovative products and services that meet drivers’ needs throughout their lifetimes, including superior online and in-person customer service, and best-in-class, 24-hour claims service, such as its concierge level of claims service available at service centers located in major metropolitan areas throughout the United States.

Progressive companies offer consumers choices in how to shop for, buy and manage their auto insurance policies. Progressive offers its products, including personal and commercial auto, motorcycle, boat and recreational vehicle insurance, through more than 30,000 independent insurance agencies throughout the U.S. and online and by phone directly from the Company. Private passenger auto products and prices are different when purchased directly from Progressive or through independent agencies. To find an agent or to get a quote, go to http://www.progressive.com.

The Common Shares of The Progressive Corporation, the Mayfield Village, Ohio-based holding company, are publicly traded at NYSE:PGR. For more information, including a guide to interpreting the monthly reporting package, visit http://www.progressive.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Statements in this release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. These risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions, and projections generally; inflation and changes in economic conditions (including changes in interest rates and financial markets); the financial condition of, and other issues relating to the strength of and liquidity available to, issuers of securities held in our investment portfolios and other companies with which we have ongoing business relationships, including counterparties to certain financial transactions; the accuracy and adequacy of our pricing and loss reserving methodologies; the competitiveness of our pricing and the effectiveness of our initiatives to retain more customers; initiatives by competitors and the effectiveness of our response; our ability to obtain regulatory approval for requested rate changes and the timing thereof; the effectiveness of our brand strategy and advertising campaigns relative to those of competitors; legislative and regulatory developments; disputes relating to intellectual property rights; the outcome of litigation pending or that may be filed against us; weather conditions (including the severity and frequency of storms, hurricanes, snowfalls, hail, and winter conditions); changes in driving patterns and loss trends; acts of war and terrorist activities; our ability to maintain the uninterrupted operation of our facilities, systems (including information technology systems), and business functions; court decisions and trends in litigation and health care and auto repair costs; and other matters described from time to time in our releases and publications, and in our periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for one or more contingencies. Also, our regular reserve reviews may result in adjustments of varying magnitude as additional information regarding pending loss and loss adjustment expense reserves becomes known. Reported results, therefore, may be volatile in certain accounting periods.